As filed with the Securities and Exchange Commission on ______, 2012

                                                 Commission File No. 333- 122009

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                                 Amendment No. 7


                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                                 NAPRODIS, INC.
                       ----------------------------------
               (Exact name of registrant as specified in charter)

             Nevada                        2834                    33-0903494
   ---------------------------   --------------------------  -------------------
  (State or other jurisdiction   (Primary Standard Classi-   (IRS Employer
   of incorporation)              fication Code Number)       I.D. Number)

                            13250 Gregg St., Suite F
                                 Poway, CA 92064
                                 (858) 486-8655
                          ----------------------------
         (Address and telephone number of principal executive offices)

                            13250 Gregg St., Suite F
                                 Poway, CA 92064
                   ------------------------------------------
(Address of principal place of business or intended principal place of business)

                                   Paul Petit
                               14336 Mountain Road
                                 Poway, CA 92064
                                 (858) 486-8655
                        -------------------------------
           (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

 As soon as practicable after the effective date of this Registration Statement
--------------------------------------------------------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

       Large accelerated filer   [  ]    Accelerated filer   [  ]

       Non-accelerated filer   [  ]      Smaller reporting company  [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

Title of each                        Proposed      Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering      Aggregate      Amount of
   to be                  to be      Price Per      Offering      Registration
Registered            Registered      Share (1)      Price            Fee
----------            ----------     -----------   -------------  -------------

Common stock (2)    3,500,000          $0.15       $525,000
-------------------------------------------------------------------------------
Common Stock (3)    1,150,000          $0.15       $172,500
-------------------------------------------------------------------------------
Total                                              $697,500            $39
-------------------------------------------------------------------------------

(1) Offering price computed in accordance with Rule 457 (c).
(2) Shares of common stock offered by the Company.
(3) Shares of common stock offered by selling shareholders

     Pursuant  to  Rule  416,   this   Registration   Statement   includes  such
indeterminate number of additional securities as may be required for issuance as a result of any stock dividends, stock splits or similar transactions.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                                 NAPRODIS, INC.

                                  Common Stock

                                4,650,000 shares

     By means of this prospectus we are offering for sale up to 3,500,000 shares of common stock at a price of $0.15 per share.

     The shares we are offering will be sold directly by our executive officers. We will not pay any commissions or other form of remuneration in connection with the sale of these shares.

     The offering of our shares is being conducted on a "self-underwritten" basis. There is no minimum number of shares required to be sold. All proceeds from the sale of these shares will be delivered directly to us and will not be deposited in any escrow account. If all shares are sold, we will receive gross proceeds of $525,000. We plan to end the offering on June 30, 2012. However, we may, at our discretion, end the offering sooner or extend the offering until July 31, 2012.

     If and when our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, and after we terminate our offering, a number of our shareholders may also offer to sell, by means of this prospectus, up to 1,150,000 shares of our common stock at a price of $0.15 per share. The shares owned by the selling shareholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

     We will not receive any proceeds from the sale of the common stock by the selling stockholders. We will pay for the expenses of this offering, which are estimated to be $125,000, of which approximately $114,000 has been paid as of the date of this prospectus.

     As of the date of this prospectus there was no public market for our common stock. As of the date of this prospectus, an application had not been made to have our common stock quoted on the OTC Bulletin Board.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY
PROSPECTIVE  INVESTORS,   SEE  "RISK  FACTORS"  BEGINNING  ON  PAGE  4  OF  THIS
PROSPECTUS.

                The date of this prospectus is ___________, 2012

                                     SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED DESCRIPTIVE INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND SHOULD CONSIDER, AMONG OTHER FACTORS, THE MATTERS SET FORTH UNDER THE "RISK FACTORS."

Naprodis, Inc.

     We were incorporated in Nevada in June 1999. Since September 2000 we have been in the business of developing, manufacturing and marketing nutritional and personal care products. Our executive offices are located at 13250 Gregg St. Suite F Poway, CA 92064. Our telephone number is (858) 486-8655.


     As of March 15, 2012, we had 4,990,000 outstanding shares of common stock.


     Our website is: www.naprodis.com.

The Offering

By means of this prospectus:

     We are offering to sell up to 3,500,000 shares of common stock at a price of $.15 per share.

     If and when our common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, and after we terminate our offering, a number of our shareholders may offer to sell, by means of this prospectus, up to 1,150,000 shares of common stock at a price of $0.15 per share. The shares owned by the selling shareholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

     We intend to use the net proceeds from the sale of the shares we are offering for general and administrative expenses, purchase of inventory, research and development, marketing, and new equipment.

     The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include our history of losses and the need for additional capital. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.

Forward Looking Statements
--------------------------

     This prospectus contains various forward-looking statements that are based on our beliefs as well as assumptions made by and information currently available to us. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from our projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

     The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect our business and this offering. These risk factors discuss all material risks which pertain to an investment in our Company. If any of the risks discussed below materialize, our common stock could decline in value or become worthless.

Risk Factors Related to this Offering

     As of the date of this prospectus there was no public market for our common stock and if no public market develops, purchasers of the shares offered by this prospectus may be unable to sell their shares. Although we plan to have our shares quoted on the OTC Bulletin Board after the termination of our offering, we may not be successful in this regard. Even if a public market for our common stock develops, trading may be sporadic and the quoted price for our common stock could be volatile.

     Should a market for our common stock ever develop, disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our shares and investors may find it difficult to sell their shares. Trades of our common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

     Because there is no public market for our common stock, the price for the shares we are offering was arbitrarily established, does not bear any relationship to our assets, book value or net worth, and may be greater than the price which investors in this offering may receive when they resell our shares. Accordingly, the offering price of our common stock should not be considered to be any indication of the value of our shares. The factors considered in determining the offering price include our future prospects and the likely trading price for our common stock if a public market ever develops.

     Even if all shares offered by this prospectus are sold, our President and a company affiliated with one of our directors will own approximately 35% of our outstanding shares and will be able to exercise significant control over our operations. As a result, investors in this offering may not be able to elect any of our directors or adopt any resolution at any meeting of our shareholders. Refer to the "Principal Shareholders" section of this prospectus for more information.

     The issuance of preferred stock could be detrimental to the holders of our common stock. Our directors have the authority, without shareholder approval, to issues shares of preferred stock in one or more series and to establish the voting powers, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to our shareholders generally, and would have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management.

Risk Factors Related to our Business

     Our failure to obtain capital may significantly restrict our proposed operations. We need additional capital to expand our business. Our offering is being conducted on a "best efforts" basis. There is no minimum amount which is required to be raised in our offering and all proceeds from the sale of the shares will be delivered to us. If only a small number of shares are sold the amount received from this offering may provide us little benefit. In addition, the price of the stock purchased by investors may be negatively impacted because there is no minimum amount of shares which are required to be sold pursuant to this offering. Even if all shares offered are sold, we may need additional capital. Our issuance of equity or equity-related securities to raise capital will dilute the ownership interest of existing shareholders.

     In October 2011 we lost Plant Devas Inc., our largest customer. During the year ended August 31, 2011, this customer accounted for approximately 85% of our total revenue. The loss of this customer has had a negative impact on our business.

     Our future sales could be affected by a number of factors which are beyond our control. We may have difficulty increasing our sales as the business of developing and distributing nutritional and personal care products is highly competitive. Many of our competitors are substantially larger than we are and have greater financial resources and broader name recognition. Nutrition and personal care products may be purchased from a wide variety of sources including retail outlets and the internet. In addition, the nutritional supplement market may not be as large as we think and expected growth in this market may not continue. A decline in the sales of nutritional supplements could have a material averse effect on our business.

     None of our products are protected by patents and competitors could potentially copy our products. The labeling regulations governing our nutritional supplements require that the ingredients of our products be precisely and accurately indicated on product containers. Accordingly, patent protection for nutritional supplements often is impractical given the large number of manufacturers which produce nutritional supplements having many active ingredients in common. Additionally, the nutritional supplement industry is characterized by rapid change and frequent reformulations of products as the body of scientific research and literature refines current understanding of the application and efficacy of certain substances and interactions among various substances. Our efforts to protect our trade secrets and other intellectual property may not be successful. In addition third parties may assert claims against us for infringement of the proprietary rights of others. If an infringement claim is asserted, we may be required to obtain a license of such rights, pay royalties on a retrospective or prospective basis or terminate the manufacturing and marketing of our products that are alleged to have infringed. Claims from third parties or litigation involving infringement claims could result in substantial costs and diversion of management and other resources and could have a material adverse effect on our business, financial condition and operating results.

     The failure to comply with government regulations could subject us to penalties. The primary statutes regulating our products are the Food, Drug, and Cosmetic Act and the Dietary Supplement Health and Education Act of 1994. We must also adhere to federal regulations known as current Good Manufacturing Practices, which are enforced by the Food and Drug Administration. If we do not comply with applicable regulatory requirements, we may be subject to injunction and fines, or be forced to remove a product from the market.

     The loss of our president would adversely affect our business. We depend on the services of our founder, Dr. Paul Petit who serves as our President and Chief Executive Officer. We do not have an employment agreement with Dr. Petit and we do not carry key man life insurance on Dr. Petit. The loss or limitation of Dr. Petit's services would have a material adverse effect upon our business, financial condition and results of operations.

     Since we have no formal agreements with our and suppliers, the terms of these informal agreements may change and negatively affect our gross profit. For example, our suppliers could increase the price for materials, thereby increasing our cost of goods sold.

                       DILUTION AND COMPARATIVE SHARE DATA


     As of March 15, 2012 we had 4,990,000 outstanding shares of common stock, which had a negative net tangible book value as of that date of approximately $(0.01) per share. If all shares we are offering are sold (of which there can be no assurance), investors will own 3,500,000 shares or approximately 41% of our common stock, for which they will have paid $525,000 and our present shareholders will own approximately 59% of our common stock. If less than all shares offered are sold, the percentage ownership of the investors in this offering will be less and the dilution to the investors will be greater than if all shares offered were sold.

     The following table illustrates per share dilution and the comparative stock ownership of our stockholders as compared to the investors in this offering, based upon the number of shares sold.




  Shares outstanding as of November 30, 2011    4,990,000  4,990,000  4,990,000   4,990,000


  Shares to be sold in this offering              500,000  1,000,000  2,000,000   3,500,000

  Shares to be outstanding upon completion
   of offering                                  5,490,000  5,990,000  6,990,000   8,490,000


  Negative net tangible book value per share
   as of November 30, 2011                         $(0.01)    $(0.01)    $(0.01)     $(0.01)


  Offering price, per share                         $0.15      $0.15      $0.15       $0.15

  Net tangible book value after offering            $0.00      $0.01      $0.03       $0.05

  Dilution to investors in this offering            $0.15      $0.14      $0.12       $0.10

  Gain to existing shareholders                     $0.01      $0.02      $0.04       $0.06

  Equity ownership by investors in this offering        9%        17%        29%         41%

  Equity ownership by present shareholders
     after this offering                               91%        83%        71%         59%

     We do not have any outstanding options, warrants or similar securities which could allow for the purchase of additional shares of our common stock.

                                 USE OF PROCEEDS

     The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold:

                                             Gross Offering Proceeds
                                   -----------------------------------------
                                 $  75,000    $150,000   $300,000  $525,000


General and administrative expenses 14,000      18,000     97,000   195,000
Purchase of raw materials           25,000      50,000     95,000   125,000
Marketing                           20,000      40,000     60,000   125,000
Research and development             5,000       6,000      7,000    14,000


Manufacturing equipment and

   building improvements                --      25,000     30,000    55,000
Offering Expenses                   11,000      11,000     11,000    11,000
                                 ---------  ---------- --------------------

                                  $ 75,000    $150,000   $300,000  $525,000
                                  ========    ========   ========  ========


     If less than $75,000 is raised in this offering, the offering proceeds will be allocated in the following priority:

     o    Offering Expenses                        11,000
     o    General and administrative expenses      10,000
     o    Purchase of raw materials                30,000
     o    Research and development                  4,000
     o    Marketing                                20,000

     The total estimated expenses of this offering are approximately $125,000. As of March 15, 2012 we had paid approximately $114,000 of these expenses with cash which we received from the private sale of our common stock ($115,000) and loan proceeds. The remaining expenses of this offering will be paid from the proceeds of this offering and cash generated from our operations.


     During the twelve months ended August 31, 2011 and 2010, approximately 94%, and 89%, respectively, of our revenues were derived from the sale of products which we manufactured. If at least $150,000 is raised in this offering, we will purchase additional equipment and improve our manufacturing facility so that we eventually will be able to manufacture products which would represent approximately 90% of our gross sales.


     If at least $150,000 is raised in this offering, we will purchase another high shear mixer and automatic fillers. At present, we can only manufacture bulk products once a day with a layover to another day for cooling. Currently, our maximum production capacity is approximately 560 gallons per month. The purchase of another mixer and automatic fillers will enable us to increase the size of batch production runs. Although we may not produce up to our capacity each month, increasing batch production size will enable us to produce at lower costs and offer a less expensive product. The only building improvement may involve the conversion of part of our warehouse to accommodate the automatic fillers.


     None of the proceeds from this offering will be used to pay any amounts owed to any officer or director or to any entity affiliated with any officer or director.

     The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by us. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.


     We anticipate that our capital requirements for the twelve months ending March 31, 2013 will be approximately $150,000. See "Management's Discussion and Analysis and Plan of Operation" for more information concerning our anticipated capital requirements.


     There is no commitment by any person to purchase any of the shares of common stock which we are offering and there can be no assurance that any shares will be sold.

     As of the date of this prospectus we did not have any commitments from any person to provide us with any additional capital and there can be no assurance that additional capital will be available to us in the future.

     Pending expenditure of the proceeds of the offering substantially in the manner described above, we will make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations and/or money market instruments.

                            MARKET FOR COMMON STOCK.

     Our common stock is not quoted on any exchange and there is no public trading market.


     As of March 15, 2012, we had 4,990,000 outstanding shares of common stock and nine shareholders of record. We do not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of our capital stock.


     Holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors. The Board of Directors is not obligated to declare a dividend. No dividends have ever been declared and we do not anticipate or intend upon paying dividends for the foreseeable future.

     Our Articles of Incorporation authorize our Board of Directors to issue up to 10,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow our directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by our management.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             AND PLAN OF OPERATIONS

     Material changes of certain items in our Statement of Operations for the year ended August 31, 2011, as compared to the same period last year, are discussed below.

         Increase (I)
Item               or Decrease (D)  Reason
----               ---------------  ------

Revenues                   I        We moved to a new manufacturing facility
                                    on April 1, 2010, which improved our
                                    manufacturing capability. The increase in revenue is solely the result of an increase in sales volume, not prices.


Occupancy Costs            I        We doubled the square footage of our
                                    facility.

Salaries and wages         I        We hired new employees and increased
                                    compensation paid to existing employees.

Freight                    I        Increase in sales.

Other general and          D        Company-wide cost reductions.
administrative expenses

     The following is an explanation of our material sources and (uses) of cash during the years ended August 31, 2011 and 2010:

                                                         August
                                                   -------------------
                                                   2011           2010
                                                   ----           ----

Cash (used) provided by operations              $(54,437)       $(26,558)
Purchase of equipment                                  -         (43,097)
Sale of common stock                                   -          21,000
Advances from related parties                     61,323          48,061
                                               ---------       ---------

   Increase (decrease) in cash during the period     6,886    $     (594)
                                                 =========    ===========

     Material changes of certain items in our Statement of Operations for the quarter ended November 30, 2011, as compared to the same period last year, are discussed below.

                     Increase (I)
Item                or Decrease (D) Reason
----                --------------  ------

Revenues                   D        Loss of major customer.

Salaries and wages         D        Loss of major customer.

Freight                    D        Loss of major customer.

Other general and          I        Services provided for our largest customer,
administrative expenses             including customer support, invoicing and
                                    monitoring accounts receivable.

     The following is an explanation of our material sources and (uses) of cash during the quarters ended November 30, 2011 and 2010:

                                                      November 30,
                                                   2011           2010
                                                   ----           ----

Cash (used) provided by operations              $(18,487)        $(9,836)
Advances to related party                              -          (1,607)
Advances from related parties                      4,254          15,950
                                                 -------          -------
Increase (decrease) in cash during the period    (14,233)         (4,444)
                                                 =======          =======

     In October 2011, our largest customer, Plant Devas which accounted for approximately 85% of our sales during the year ended August 31, 2011, decided to manufacture for its own account the products which they had previously been buying from us. We previously manufactured 22 products from our skin care segment for Plant Devas, who then resold the products under its own label. We are now manufacturing these same 22 skin care products and selling them under our label. The equipment we used to manufacture the skin care products for Plant Devas was not custom built, but was the same equipment we used, and are currently using, to manufacture all of our products.

     Our revenues will of course decline until we can replace Plant Devas with other customers. Cost of sales, salaries and wages, and freight will also decline with the reduction in revenues. Although the loss of a large customer is not good, it should be noted that even with sales to Plant Devas, our net income was only $9,219 during the year ended August 31, 2009 and we suffered net losses during the two years ended August 31, 2011. The loss of Plant Devas caused us to write off $5,000 of inventory and $32,101 of account receivables.

     Other than the foregoing, we do not know of any trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on our sales, revenues or income from continuing operations, or liquidity and capital resources.


     The total estimated expenses of this offering are approximately $125,000. As of December 31, 2011 we had paid approximately $114,000 of these expenses with cash which we received from the private sale of our common stock ($115,000) and loan proceeds. The remaining expenses of this offering will be paid from the proceeds of this offering or cash from generated from our operations. . We expect cash generated by our future operations will support our business, as it is currently conducted, for the twelve month period following the date of this prospectus.

     For at least one year following the date of this prospectus we will have expenses, which we estimate will be at least $25,000, associated with preparing reports on Forms 10-Q and 10-K.

     If less than $150,000 is raised from this offering, we will attempt to raise additional capital through the private sale of our equity securities or borrowings from third party lenders. We do not have any commitments or arrangements from any person to provide us with any additional capital. If additional financing is not available when needed, we may need to change our business plan. We do not have any plans, arrangements or agreements to sell or merge with another company.

                                    BUSINESS
 General

     We were incorporated in Nevada in June 1999.

     Since September 2000 we have been in the business of selling nutritional and personal care products. We distribute our products primarily through private label resellers and through spas, beauty salons, health professionals, and health and beauty stores. As of the date of this prospectus our products were being sold in the United States and Canada along with several foreign countries. We rely upon referrals from our customers and our website to market our products. We are not a blank check company required to comply with Rule 419 of the Securities and Exchange Commission.

     Although we sell more than 400 products, sales of the following products represented 29% of our gross product sales during the year ended August 31, 2011, and 18% of our gross product sales during the year ended August 31, 2010.

Product Name               Description
------------               -----------

Aromune Water-based drink additive. Aromune contains oils which can potentially enhance the immune response of the body.

Tendonet Liniment Oil which is applied to skin to reduce inflammations

Regenerative Cream         Moisturizing face cream

Bronarome                  Throat spray to treat infections

Green Clay                 Clay applied to skin to drain and detoxify
                           tumors, abscesses and cysts.

Sulfate-Free Shampoo       Organic and Ecocert approved ingredients with no
                           sulfates

Wet Shave Paste            Men's shaving cream.

Oblige by Nature           New line of organic Personal Care Products

Kinarome                   New line of Aromatherapy products (4 products)


     Although our skin care product segment accounts for the bulk of our sales, during the year ended August 31, 2011 and the three months ended November 30, 2011, no single product accounted for more than 5% of our revenue.


     We manufacture all of the products listed above, with the exception of the Regenerative Cream and Eye cream. These two products are supplied to us by unrelated third parties.

     Our products include nutritional supplements that are made from vitamins, minerals, herbs and other substances for which there is a long history of human consumption. Some of our products contain innovative ingredients or combinations of ingredients. Although we believe all of our products to be safe when taken as directed, there is little long-term experience with human consumption of certain of these product ingredients or combinations of ingredients in concentrated form. We conduct research and test the formulation and production of our products, but we have not performed or sponsored any clinical studies relating to our products. Furthermore, because we are highly dependent on consumers' perception of the efficacy, safety and quality of our products, as well as similar products distributed by other companies, we could be adversely affected in the event those products should prove or be asserted to be ineffective or harmful to consumers or in the event of adverse publicity associated with illness or other adverse effects resulting from consumers use or misuse of our products or a competitor's similar products.

Manufacturing and Product Supply

     Our manufacturing facility is located in Poway, California and consists of 12,000 square feet of space. During the twelve months ended August 31, 2011 and 2010, approximately 94% and 89% respectively of our gross product sales, with the exception of sales of raw materials, were derived from the sale of products which we manufactured.

     We believe that our ability to manufacture a significant portion of our products is an advantage for the following reasons:

          o We are able to better control the quality of raw materials and the purity and potency of finished products.

          o We can more reliably monitor the manufacturing process to reduce the risk of product contamination, and

          o We believe we can continually lower the costs associated with manufacturing our products.

     We use Manley Herbals to supply most of our products. Manley Herbals is located in San Francisco and is not affiliated with us. We do not have any written agreements with Manley Herbals.

     If we can raise approximately $525,000 from this offering, or from other sources, we plan to purchase additional equipment and improve our manufacturing facility so that we eventually will be able to manufacture products which would represent approximately 90% of our gross sales.

     None of the ingredients to any of our products is proprietary. Most of the raw ingredients used in the manufacture of our products are available from a number of suppliers. We have not generally experienced difficulty in obtaining necessary quantities of raw ingredients for our products and we believe that alternative sources of raw materials are readily available. We do not have any agreements with any company to supply us with the raw ingredients we need to manufacture our products.

     We can customize our products depending on the preferences of our customers. To customize a product, we will normally add or remove essential oils or botanic extracts from our standard products. For large customers, we can produce any product desired from raw materials available to us.

Distribution

     We sell our products through the following channels:

   Private Label Resellers   Our products are sold to spas, beauty salons and
                             other companies that repackage the products under their own label.

   Bulk Distribution         Raw materials used in our products are
                             sold to spas, beauty salons, health professionals, and health and beauty stores.

   Internet                  Sales are made through our website,
                             www.naprodis.com.

   Retail                    Mainly health food stores.

     During the periods presented the percent of our sales through each distribution channel were:

                                       Year Ended              Year Ended
                                    August 31, 2011        August 31, 2010
                                    ---------------        ---------------

          Private Label Resellers          92%                    91%
          Bulk Distribution                 6%                     7%
          Internet                          1%                     1%
          Retail                            1%                     1%

Competition

     The business of developing and distributing nutritional and personal care products is highly competitive. Numerous manufacturers, distributors and retailers compete for consumers. We compete with these entities by emphasizing the underlying science, value and high quality of our products. However, many of our competitors are substantially larger than we are and have greater financial resources and broader name recognition. Our market is highly sensitive to the introduction of new products that may rapidly capture a significant share of those markets.

     The nutritional supplement market may not be as large as we think and expected growth in this market may not continue. Market data and projections are inherently uncertain and subject to change. In addition, underlying market conditions are subject to change based on economic conditions, consumer references and other factors that are beyond our control. A slow-down in sales of nutritional supplements could have a material adverse effect on our business, financial condition or results of operations.

     The nutritional supplement market is characterized by:

          o    Large  selections  of  essentially   similar  products  that  are
               difficult to differentiate,

          o    Retail consumer emphasis on value pricing,

          o Constantly changing formulations based on evolving scientific research,

          o Low entry barriers resulting from low brand loyalty, rapid change, widely available manufacturing, low regulatory requirements and ready access to large distribution channels, and

          o A lack of uniform standards regarding product ingredient sources, potency, purity, absorption rate and form.

     We may not be able to effectively compete in this intensely competitive environment. In addition, nutritional and personal care products can be purchased in a wide variety of channels of distribution, including retail stores. Our products are relatively few compared to the wide variety of products offered by many of our competitors. As a result, our ability to remain competitive depends in part upon the successful introduction of new products and enhancements of existing products.

     Leading competitors in the nutritional and personal care product market include Herbalife International, Inc., Nature's Sunshine Products, Inc., Twinlab Corporation, Weider Nutrition, NBTY and Nu Skin International, Inc. We believe that sales of organic nutritional and personal care products in 2011 exceeded $9 billion. At the present time, we are an insignificant participant in this market.

Intellectual Property

     Our products are not protected by any patents or federal or state trademarks.

     However, we claim certain product names, and unregistered trademarks under common law. Common law trademark rights do not provide the same level of protection afforded by registration of a trademark. In addition, common law trademark rights are limited to the geographic area in which the trademark is actually used. We believe these trademarks, whether registered or claimed under common law, constitute valuable assets, adding to the recognition of our products. We therefore believe that these proprietary rights have been and will continue to be important in enabling us to compete.

     We also own certain trade secrets that we try to protect, primarily those pertaining to the raw materials and formulas for some of our products. There can be no assurance that our trade secrets will not otherwise become known to or independently developed by competitors.

Research and Development

     During the past two years our research and development expenses have been less than $1,500.

     However, we believe that in order to be competitive we will need to commit to continuous product innovation and improvement through research. Our research efforts will combine in-house research, published research, and clinical studies and will involve the following:

          o    Investigation of the in vitro activity of new natural extracts,

          o Identification and research of combinations of nutrients that may be suitable for new products,

          o Analysis of the benefits of existing and newly identified nutritional supplements,

          o Improvement of existing products following new discoveries in nutrition, and

          o    Improvements to our manufacturing process.

Government Regulation

     The manufacturing, packaging, labeling, advertising, promoting, distributing, and the selling of our products are subject to regulation by numerous governmental agencies in the United States and other countries. In the United States, the FDA regulates our products under the Food, Drug, and Cosmetic Act ("FD&C") and regulations promulgated under the act. Our products are also subject to regulation by, among others, the Consumer Product Safety Commission, the US Department of Agriculture, and the Environmental Protection Agency. Advertising of our products is regulated by the Federal Trade Commission ("FTC") under the FTC Act. The manufacturing, labeling, and advertising of products are also regulated by various governmental agencies in each foreign country in which we distribute products.

     The majority of our products are regulated as dietary supplements under the FD&C. Dietary supplements are also regulated under the Dietary Supplement Health and Education Act of 1994 ("DSHEA").

     Under these regulations, a dietary supplement that contains a new dietary ingredient (defined as an ingredient not on the market before October 15, 1994) must have a history of use or other evidence of safety establishing that it is reasonably expected to be safe. The manufacturer must notify the FDA at least 75 days before marketing products containing new dietary ingredients and provide the FDA with the information upon which the manufacturer based its conclusion that the product has a reasonable expectation of safety.

     We believe that we currently manufacture our dietary supplement products according to the standards of the FDA's drug-level Good Manufacturing Practices. However, we may be required to expend additional capital and resources on manufacturing controls in the future in order if more stringent GMP's are adopted.

     Other products we market include cosmetics and products deemed to be over-the-counter ("OTC") drugs. In general, our cosmetic products currently are not subject to pre-market approval by the FDA. However, cosmetics are subject to regulation by the FDA under the FD&C adulteration and misbranding provisions. Cosmetics also are subject to specific labeling regulations, including warning statements if the safety of a cosmetic is not adequately substantiated or if the product may be hazardous, as well as ingredient statements and other packaging requirements under the Fair Packaging and Labeling Act. Cosmetics that meet the definition of a drug (i.e., that are intended to treat or prevent disease or affect the structure or function of the body), such as medicated shampoos, are regulated as drugs. OTC drug products may be marketed if they conform to the requirements of the OTC monograph that is applicable to that drug. Drug products not conforming to monograph requirements require an approved New Drug Application ("NDA") before marketing. Under these provisions, if the agency were to find that a product or ingredient of one of our OTC drug products is not generally recognized as safe and effective or does not include it in a final monograph applicable to one of our OTC drug products, we will have to reformulate or cease marketing that product until it is the subject of an approved NDA or until the time, if ever, that the monograph is amended to include the product. If the rule becomes final, we would have to stop marketing the product as currently formulated. Whether or not an OTC drug product conforms to a monograph or is subject to an approved NDA, the drug must comply with other requirements under the FD&C including GMP's, labeling, and the FD&C misbranding and adulteration provisions.

      Advertising of products is subject to regulation by the FTC under the FTC Act. The FTC Act prohibits unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce. The FTC Act also provides that the dissemination of or causing to be disseminated any false advertisement pertaining to drugs or foods, which would include dietary supplements, is an unfair or deceptive act or practice. Under the FTC's Substantiation Doctrine, an advertiser is required to have a "reasonable basis" for all objective product claims before the claims are made. Failure to adequately substantiate claims may be considered either deceptive or unfair practices. Pursuant to this FTC requirement, we are required to have adequate substantiation for all material advertising claims made for our products. Although we believe our product claims comply with the law, we may need to revise some product labeling at a future date.

     The FTC may enforce compliance with the law in a variety of ways, both administratively and judicially, using compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, limits on advertising, corrective advertising, consumer redress, divestiture of assets, rescission of contracts, and such other relief as the agency deems necessary to protect the public. Violation of these orders could result in substantial financial or other penalties. We have not been the subject of any action by the FTC, but any action in the future by the FTC could materially adversely affect our ability to successfully market its products.

     In markets outside the United States, prior to commencing operations or marketing products, we may be required to obtain approvals, licenses, or certifications from a country's ministry of health or comparable agency. Approvals or licensing may be conditioned on reformulation of our products for the market or may be unavailable with respect to certain products or product ingredients. We must also comply with local product labeling and packaging regulations that vary from country to country.

     We cannot predict the nature of any future laws, regulations, interpretations, or applications, nor can we determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could include, however, requirements for the reformulation of certain products to meet new standards, the recall or discontinuation of certain products that cannot be reformulated, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling, and additional scientific substantiation. Any or all of these requirements could have a material adverse effect on our business, financial condition and results of operations.

Employees


     As of March 15, 2012 we had six full time employees and three part time employees. Our six full time employees include our officers, Dr. Paul Petit, Jen-Philippe Petit, and Kelly Thompson.


Facilities

     Our offices and manufacturing facility are located at 13250 Gregg St. Suite F, Poway, CA 92064 and consist of 12,000 square feet which we rent for approximately $12,000 per month. The lease on this space expires on February 2015. The space we currently occupy is expected to be adequate to meet our foreseeable future needs.

                                   MANAGEMENT

Name                   Age         Title
----                   ---         -----

Dr. Paul F. Petit      59          President, Principal Financial
                                   Officer, Principal Accounting Officer and a
                                   Director

Jean-Philippe Petit    28          Vice President, Principal Operating Officer
Alain S. Petit         47          Vice President of IT and a Director
Kelley A. Thompson     47          Production Manager

     Dr. Paul Petit has served as our President, Chief Executive Officer and as a director since September 2000. Prior to his association with us, Dr. Petit was employed with S.A.R.L. NAPRODIS France. Dr. Petit is a Certified Chiropractic Sport Physician, a Phyto-aromatherapist, a Naturopath and a Psychologist. Dr. Petit was in private practice in France from 1978 to 1985, was Director of the "Centre Chiropractique de l'Anjou" in France from 1985 to 1994, and was an independent parapharmaceutical consultant from 1994 to 1997. Dr. Petit was Director of Technical Services and Research at Phybiosis between 1997 and 2000. Although Dr Petit received a degree in finance and accounting from the Institute of Technology in Angers, France, Dr. Petit has not had any practical experience in accounting and financial reporting during the past five years.

     Jean-Philippe Petit has been our Vice President and Chief Operating Officer since 2008. Between 2007 and the time he became our Chief Operating Officer, Mr.Petit studied English in the United States. During 2006 and 2007 Mr. Petit worked for S.A.R.L. Naprodis. Mr. Petit received his Engineering degree in Chemistry in 2006.

     Alain S. Petit has been our Vice President and a director since 2000. Between 2000 and 2001 Mr. Petit provided consulting advice in the areas of computer networking, internet applications and information technology. Since 2002 Mr. Petit has been employed by Capital One Bank One in Richmond, Virginia in their computer information technology department.

     Kelley A. Thompson has been our production manager since May 2003.

     Directors serve for one-year terms and are elected annually by our stockholders. Our executive officers are appointed by and serve at the pleasure of the board of directors.

     Dr. Petit may be considered a "promoter," as that term is defined in the rules and regulations of the Securities and Exchange Commission. Our directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our executive officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors.

     Dr. Paul Petit and Alain Petit are brothers. Dr. Paul Petit is the husband of Kelley Thompson.

     Jean-Philippe Petit is the son of Paul Petit.

     Paul Petit, Jean-Philippe Petit and Kelly Thompson devote 100% of their time to our business. Alain Petit allocates approximately 10% of his time to our business.

     Our two directors have served as directors for a significant period of time. Consequently, each director's long-standing experience benefits us as well as our shareholders.

Executive Compensation

     The following table sets forth in summary form the compensation received by our Chief Executive Officer. None of our officers have ever received in excess of $100,000 in compensation during any fiscal year.

                                                     Stock    Option    All Other
Name and Principal               Salary    Bonus     Awards    Awards   Compensation
   Position            Period      (1)      (2)        (3)      (4)         (5)          Total
------------------     ------    ------    -----     ------    ------   ------------     -----

Paul Petit,             2011     $68,329                                                $68,329
  President and         2010     $73,200     --        --         --          --        $73,200
  Chief Executive       2009     $76,115     --        --         --          --        $76,115
  Officer

     We do not have any consulting or employment agreements with any of our officers or directors. We may in the future compensate our officers for past services. However, we have not determined what amount may be paid in this respect and none of the proceeds from this offering will be used to pay our officers for compensation which is accrued but unpaid as of the date of this prospectus. As of the date of this prospectus, we have no immediate plans to pay compensation for past services.

     Our board of directors may increase the compensation paid to our officers depending upon a variety of factors, including the results of our future operations.

     The following table shows the amount which we expect to pay to our executive officers during the twelve months ending August 31, 2012 and the amount of time these officers expect to devote to our business.

                                                      Percentage of Time
                               Projected                to be Devoted
      Name                    Compensation            to Our Operations
      ----                    ------------            -----------------

      Paul Petit                $95,000                      100%
      Jean-Philippe Petit       $60,000                      100%
      Alain Petit                    --                       10%
      Kelley Thompson           $60,000                      100%

     Stock Options. We have not granted any stock options as of the date of this prospectus. In the future, we may grant stock options to our officers, directors, employees or consultants.

     Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights, long-term incentive or other plans and have no intention of implementing any of these plans for the foreseeable future.

     Employee Pension, Profit Sharing or other Retirement Plans. We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

     Compensation of Directors. Our directors do not receive any compensation pursuant to any standard arrangement for their services as directors. Although our bylaws permit us to pay our directors for attending meetings, we do not compensate our directors for attending meetings.

Transactions with Related Parties and Recent Sales of Securities

     In June 1999 we issued 1,200,000 restricted shares of common stock to Paul Petit and 1,800,000 restricted shares of common stock to S.A.R.L. Naprodis for services related to our organization as a corporation. The services were valued at $100 in the case of Dr. Petit and $150 in the case of S.A.R.L. Naprodis.

     Between August and December 2003 we sold 1,150,000 shares of common stock in a private offering at a price of $0.10 per share. By means of this prospectus the purchasers of these shares are offering their shares for sale to the public. See "Selling Shareholders" for more information.

     Many of our products are sold under the brand name "Phybiosis." Phybiosis is the name of a partnership that between 1991 and 2000 sold nutritional and personal care products similar to those which we sell. After Phybiosis discontinued sales in 2000 Phybiosis had inventory of raw materials on hand which we purchase from time-to-time as the need arises. Purchases from Phybosis during periods indicated were:


            Three months ended November 30, 2011:     $     -


            Year ended August 31, 2011:               $12,021

            Year ended August 31, 2010:               $12,999

            Year ended August 31, 2009:               $  5,122

     Paul Petit and Alain Petit, two of our officers and directors, are the partners of Phybiosis.

     S.A.R.L. Naprodis is a French corporation which owns 43% of our outstanding shares. S.A.R.L. Naprodis supplies us with minor quantities of the oils, clay and salt which we use in the manufacture of our products.

     Purchases from S.A.R.L. Naprodis during periods indicated were:


            Three months ended November 30, 2011:     $     -


            Year ended August 31, 2011:               $     -

            Year ended August 31, 2010:               $17,758

            Year ended August 31, 2009:               $ 8,756

     Alain Petit owns 40% of S.A.R.L. Naprodis. The remaining 60% of S.A.R.L. Naprodis is owned by persons who are not affiliated with us.

     We purchase raw materials from Phybiosis and S.A.R.L. Naprodis at their cost. We pay the shipping charges for any raw materials purchased from S.A.R.L. Naprodis.

     S.A.R.L. NAPRODIS has not purchased products from us during the past three years.

     As of November 30, 2011, we owed $90,901 to Phybiosis, $4,418 to S.A.R.L. Naprodis, and $112,986 to three of our officers. The loans are unsecured and are payable on demand. The loans from Phybiosis and S.A.R.L. Naprodis do not bear interest. The loan from our officers bears interest at 5% per year. There are no written agreements with respect to these loans.


                             PRINCIPAL SHAREHOLDERS

     The following table shows the ownership of our common stock as of the date of this prospectus by each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

                                        Shares
Name and Address of                   Beneficially             Percent of
Beneficial Owner                          Owned                   Class
----------------                      ------------             -----------

Paul Petit                              1,200,000                 24%
13250 Gregg St., Suite F
Poway, CA 92064

Jean-Philippe Petit                            --                  --
13250 Gregg St., Suite F
Poway, CA 92064

Alain S. Petit                                 -- (1)              --
5409 Bennett Lane
Glen Allen, VA 23059

Kelly A. Thompson                              --                  --
13250 Gregg St., Suite F
Poway, CA 92064

S.A.R.L. Naprodis                       1,800,000 (1)             36%
Le Haut Marais
49370 St. Clement de la Place
 France

*All Executive Officers and
  Directors as a group (4 persons)      3,000,000                 60%

(1) S.A.R.L. Naprodis is a French corporation. Alain S. Petit owns 40% of S.A.R.L. Naprodis. The remaining 60% of S.A.R.L. Naprodis is owned by persons who are not affiliated with us.

                              OFFERING BY NAPRODIS

     By means of this prospectus we are offering to the public up to 3,500,000 shares of our common stock at a price of $0.15 per share. We arbitrarily determined the $0.15 offering price and this price does not bear any relationship to our assets, book value or any other generally accepted criteria of value for investment.

     We will offer the shares through our officers, Paul Petit and Alain Petit, on a "best efforts" basis. Paul Petit and Alain Petit are not registered with the Securities and Exchange Commission as brokers or dealers. Paul Petit and Alain Petit are not required to be registered as brokers or dealers since neither Paul Petit or Alain Petit are engaged in the business of buying or selling securities for others.

     In addition, Paul Petit and Alain Petit will be relying on the exemption provided by Rule 3a4-1 of the Securities and Exchange Commission with respect to their participation in this offering. Rule 3a4-1 provides, in part, that an officer of an issuer of securities will not be deemed to be a broker solely by reason of his participation in the sale of the securities of the issuer if the officer:

     (1) Is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934, at the time of his participation;

     (2) Is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     (3) Is not at the time of his participation an associated person of a broker or dealer;

     (4) The officer primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities;

     (5) The officer was not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and

     (6) The officer does not participate in selling an offering of securities for any issuer more than once every twelve months.

     Paul Petit and Alain Petit meet the requirements of Rule 3a4-1 since neither Paul Petit nor Alain Petit:

     o Are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934;

     o Will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on the sale of our common stock; and

     o    Are an associated person of a broker or dealer.

     In addition, both Paul Petit and Alain Petit:

     o Perform, and will perform at the end of the offering, substantial duties for or on behalf of us otherwise than in connection with the offering;

     o Have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and

     o Have not participated in selling an offering of securities for any issuer during the past twelve months.

     We will not employ any brokers or sales agents to sell these shares and we will not compensate any officer or third party for their participation in this offering. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any such shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to us. We plan to end the offering on September 30, 2011 2011. However, we may at our discretion end the offering sooner or extend the offering to October 31, 2011.

     We have the right to refuse to accept subscriptions from any person for any reason whatsoever. No subscription shall be deemed to be binding upon us until accepted in writing by our President.

                              SELLING SHAREHOLDERS

     The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The selling shareholders acquired their shares from us in a private offering at a price of $0.10 share.

     We will not receive any proceeds from the sale of the shares by the selling shareholders. The selling shareholders may resell the shares they acquire by means of this prospectus from time to time in the public market. We will pay all costs of registering the shares offered by the selling shareholders, estimated to be $5,000. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                             Shares to         Share
                                             Be Sold         Ownership
                            Shares           in this          After
     Name                   Owned           Offering         Offering
     ----                   -----           --------         --------

     Trevor Haywood        250,000          250,000              --
     Alan A. Ligi          250,000          250,000              --
     Socorro Austria       100,000          100,000              --
     Archie Pavek          250,000          250,000              --
     Kraig M. Butrum       100,000          100,000              --
     Dr. Gary Chin         100,000          100,000              --
     Dr. Stanley C. Lee    100,000          100,000              --

     No  selling   shareholder  has  held  any  position  or  had  any  material relationship with us or our predecessors or affiliates.

Manner of Sale.

     If and when our common stock becomes quoted on the OTC Bulletin Board the shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker/dealer.

     In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

     The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     If any selling shareholder enters into an agreement to sell his shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

     We have advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES


     Our authorized capital consists of 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of March 15, 2012, we had 4,990,000 outstanding shares of common stock. We have not issued any shares of preferred stock and we do not have any plans to issue any shares of preferred stock.


Common Stock

     All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully-paid and non-assessable shares. Cumulative voting in the election of directors is not permitted; which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each shareholder is entitled to receive a proportionate share of the assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of the preferred stock. All shares of our common stock issued and outstanding are fully-paid and non-assessable. The shares offered by this prospectus, when issued, will be fully-paid and non-assessable.

     Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the Board of Directors out of funds legally available for dividends. This is after requirements with respect to preferential dividends on, and other matters relating to, the preferred stock, if any, have been met. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

Preferred Stock

     Shares of preferred stock may be issued from time to time in one or more series as may be determined by our directors. Our directors have the authority to establish the voting powers, preferences, rights, qualifications, limitations and restrictions of each series of preferred stock. Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid to the holders of our common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to our shareholders generally, and would have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by our management. As of the date of this prospectus we had not issued any shares of preferred stock.

Transfer Agent

      Transhare Corporation
      4626 S. Broadway
      Englewood, CO 80113
      Phone: 303-662-1112

                                LEGAL PROCEEDINGS

     We know of no legal proceedings to which we are a party or to which any of our property is the subject that are pending, threatened or contemplated.

                                     EXPERTS

     Our balance sheets as of August 31, 2011 and 2010, and the statements of operations, stockholders' equity, and cash flows for the two years ended August 31, 2011, have been included in this prospectus in reliance on the report of John Kinross-Kennedy, an independent registered public accountant given on the authority of Mr. Kinross-Kennedy as an expert in accounting and auditing.

                                 INDEMNIFICATION

     Pursuant to Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors for various expenses and damages resulting from their acting in these capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our officers or directors pursuant to those provisions, we have been informed that in the opinion of the U.S. Securities and Exchange Commission the indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                            John Kinross-Kennedy, CPA
                              17848 Skypark Circle
                              Irvine, CA 92614-6401
                        (949) 955-2522. Fax (949)724-3817
                              jkinross@zamucen.com
                                     Member:
                           American Institute of CPAs
                           California Society of CPAs

To:  The Board of Directors and Shareholders
Naprodis, Inc.
13250 Gregg Street, Suite F
Poway, California  92064

I have audited the accompanying balance sheet of Naprodis, Inc. as of August 31, 2011 and 2010 and the related statements of income, shareholders' equity and cash flows for the years ended August 31, 2011 and 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), (PCAOB). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Naprodis, Inc. as of August 31, 2011 and 2010 and the results of its operations and its cash flows for the years ended August 31, 2011 and 2010 in conformity with United States generally accepted accounting principles.

As discussed in Note 6 to the financial statements, the 2010 financial statements have been restated to correct a misstatement.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

                                    / s / John Kinross Kennedy
                                    John Kinross-Kennedy
                                    Certified Public Accountant
Irvine, California
January 4, 2012

                                 NAPRODIS, INC.
                                  BALANCE SHEET
                                as of August 31,
--------------------------------------------------------------------------------
   ASSETS                                            2011             2010
                                                ---------------  ---------------
                                                                   (Restated)
                                                                    (Note 6)
    Current Assets
        Cash and cash equivalents               $      15,726    $      8,840
        Accounts Receivable                            49,407          43,915
        Inventory                                     126,410         108,628
        Prepaid Expenses                                    -           1,010
                                                ---------------  ---------------
                                                      191,543         162,393
    Property and equipment,
      net of accumulated depreciation                  44,433          58,037
    Other Assets
        Deposits                                       10,159          10,159
                                                ---------------  ---------------

      TOTAL ASSETS                              $     246,135    $    230,589
                                                ===============  ===============

    LIABILITIES AND STOCKHOLDERS' EQUITY
    Current Liabilities
        Accounts Payable and accrued expenses          63,346         58,355
        Accrued payroll and payroll taxes              13,918         12,605
        Accrued Interest                               21,217         13,710
        Customer Deposits                               2,104              -
        Payables to related party                      95,319         78,855
        Officer Loans                                 108,732         63,873
                                                ---------------  --------------
                                                      304,636        227,398
                                                ---------------  --------------

    Stockholders' Equity (Deficit)
      Preferred stock, $0.001 par value,
        10,000,000 shares authorized, 0 shares
        issued                                              -              -
      Common Stock, $0.001 par value,
        authorized 60,000,000 shares;
        issued and outstanding
        4,990,000 as at August 31, 2011
        and 2010                                        4,990          4,990
      Additional paid-in capital                      131,260        131,260
      Accumulated Deficit                            (194,751)      (133,059)
                                                ---------------  --------------
                                                      (58,501)         3,191
                                                ---------------  ---------------
      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY (DEFICIT)          $     246,135    $   230,589
                                                ===============  ===============

    The accompanying notes are an integral part of these financial statements

                              NAPRODIS, INC.
                               INCOME STATEMENT
                        For the years ended August 31,
-------------------------------------------------------------------------------

                                                      2011            2010
                                                 ---------------  -------------

    Revenues                                     $     1,073,831  $     904,687
                                                 ---------------  -------------

    Cost of Sales, (exclusive of depreciation,
     included in General and Administrative
     Expenses)                                           159,053        154,354
    Selling Expenses                                      25,783         25,783
    General and Administrative Expenses
      Occupancy Costs                                    126,330         78,290
      Salaries and wages                                 539,546        442,389
      Freight                                            104,474         72,299
      Legal and professional fees                         10,590         15,790
      Other general and administrative expenses          203,544        231,091
                                                 ---------------  -------------
    Total general and administrative expenses            984,484        839,859
                                                 ---------------  -------------
    Net Income before other income
      and expenses                                       (69,706)       (89,526)
      Interest expense                                     8,014         (1,274)
                                                 ---------------  -------------
    Net Income                                           (61,692)       (90,800)
                                                 ===============  =============
    Basic and Dilutive earnings per share        $         (0.01) $       (0.02)
                                                 ===============  =============
    Weighted average number
         of shares outstanding                         4,990,000      4,175,353
                                                 ===============  =============

    The accompanying notes are an integral part of these financial statements

                                    NAPRODIS, INC.
                               STATEMENT OF CASH FLOWS
                            For the years ended August 31,
--------------------------------------------------------------------------------

                                                          2011          2010
                                                      -------------  -----------
                                                                      (Restated)
    Cash Flows from Operating Activities
      Net Income                                         (61,692)       (90,800)
      Adjustments to reconcile net loss to net cash
         used by operations:
          Depreciation                                    13,604          6,628
        Changes in operating assets and liabilities:
          Accounts Receivable                             (5,492)        43,285
          Accounts Payable and accrued expenses            4,991          7,297
          Accrued payroll and payroll taxes                1,313          1,673
          Accrued Interest                                 7,507          1,160
          Inventory                                      (17,782)         4,194
          Prepaid expenses                                 1,010          5,000
          Deposits                                                       (4,995)
          Customer Deposits                                2,104              -
                                                     -------------  -----------
          Net Cash (used by) provided by operating
           activities                                    (54,437)       (26,558)
                                                     -------------  -----------
    Cash Flows from Investing Activities
      Purchase of Property and Equipment                       -        (43,097)
                                                     -------------  -----------
    Cash Flows from Financing Activities
      Proceeds of payable to related party                16,464         16,657
      Issue of stock for cash                                  -         21,000
      Proceeds of note payable to related party           44,859         31,404
                                                     -------------  -----------

          Net Cash provided by financing activities       61,323         69,061
                                                     -------------  -----------

    Net increase (decrease)  in cash                       6,886           (594)

    Cash and cash equivalents, beginning of period         8,840          9,434
                                                     -------------  -----------

    Cash and cash equivalents, end of period         $    15,726    $     8,840
                                                     =============  ============

    Supplemental disclosure of cash flow information

        Income taxes paid                            $         -    $         -
                                                     =============  ============
        Interest paid                                $         -    $         -
                                                     =============  ============

    The accompanying notes are an integral part of these financial statements

                             NAPRODIS, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                For the period August 31, 2005 to August 31, 2011
--------------------------------------------------------------------------------
                                   (Restated)

                                     Common Stock           Additional                       Stockholders'
                                ----------------------       Paid-in        Accumulated     Equity (Deficit)
                                 Shares        Amount        Capital          Deficit            Total
                                -----------------------     ----------      -----------     ---------------

Balances, August 31, 2005       4,150,000    $    4,150     $  111,100      $  (76,806)     $       38,444

 Net loss for the year ended
   August 31, 2006                                                             (73,705)            (73,705)
                               ----------    ----------     ----------      -----------      --------------

Balances, August 31, 2006       4,150,000    $    4,150     $  111,100      $ (150,511)      $     (35,261)

 Net loss for the year ended
   August 31, 2007                                                             (73,388)            (73,388)
                               ----------------------------------------------------------------------------

 Balances at August 31, 2007    4,150,000    $    4,150     $  111,100      $ (223,899)      $    (108,649)

 Net income for the year ended
   August 31, 2008                                                             172,421             172,421
                               ----------    ----------     ----------      -----------      --------------

 Balances at August 31, 2008    4,150,000    $    4,150     $  111,100      $  (51,478)      $      63,772

 Net income for the year ended
   August 31, 2009                                                               9,219               9,219
                               ----------    ----------     ----------      -----------      --------------

 Balances at August 31, 2009    4,150,000    $    4,150     $  111,100      $  (42,259)      $      72,991

 Issued 840,000 shares
  for cash at at $0.025
  per share                       840,000           840         20,160                              21,000

 Net income for the year                                                       (90,800)            (90,800)
                               ----------    ----------     ----------      -----------      --------------

 Balances at August 31, 2010    4,990,000         4,990        131,260        (133,059)              3,191

 Net income for the year                                                       (61,692)            (61,692)
                               ----------    ----------     ----------      -----------      --------------

 Balances at August 31, 2011    4,990,000    $    4,990     $  131,260      $ (194,751)      $     (58,501)
                               ==========    ==========     ==========      ===========      ==============

    The accompanying notes are an integral part of these financial statements

NOTE 1- BASIS OF PRESENTATION AND NATURE OF BUSINESS

Nature of Business

Naprodis, Inc. (the "Company") was incorporated in the state of Nevada on June 4, 1999, and chose August 31 as its fiscal year end. The Company is a pharmaceutical manufacturer, supplying natural raw materials and natural health care products to the health supplement and beauty product industry. The Company also markets its own line of beauty products from its offices and laboratory in Poway, California.

Summary of Significant Accounting Policies

Basis of Accounting
-------------------

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred.

Cash and Cash Equivalents
-------------------------

For purposes of the statements of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets and deferred taxes.

The financial statements presented include all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the period presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature

Fair Value of Financial Instruments
-----------------------------------

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), "Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company's financial liabilities as at August 31, 2011 were measured against the three levels of inputs required by the standard to measure fair value:

                          Level 1      Level 2       Level 3
                          -------      -------       -------
                          Quoted      Observable   Unobservable
                          Prices        Inputs        Inputs         Total
                        ------------  -----------  -------------  ------------

         Officer Loans                $   108,732                 $   108,732
                        ------------  -----------  -------------  ------------
                        $       -     $   108,732   $       -     $   108,732
                        ============  ===========  =============  ============
Accounts Receivable
-------------------

Accounts receivable are presented net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and uses the allowance method to account for uncollectible accounts receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the age of the balance, credit quality, payment history, current credit-worthiness of the customer and current economic trends. There is no allowance for doubtful accounts as of August 31, 2011;`(August 31, 2010 - $Nil).

Inventories
-----------

Inventory is recorded as lower of cost (first in, first out) or market value. When required, a provision is made to reduce excess and obsolete inventory to estimated net value. A periodic inventory system is maintained by 100% count. Inventory at August 31, 2011 and 2010 consisted of raw materials, work in process, and finished goods as follows:

                                                     August 31,
                                               ----------------------
                                                   2011       2010
                                               ----------- ----------

            Raw materials                      $   79,338  $ 103,596
            Work in process                           186        563
            Finished goods                          3,081      4,469
                                               ----------- ----------

            Total inventory                    $ 126,410   $ 108,628
                                               =========== ==========

Deposits
--------

Deposits represent amounts paid under the Company's office and laboratory space lease.

Property and Equipment
----------------------

Equipment is stated at cost less accumulated depreciation and depreciated using straight line methods over the estimated useful lives of the related assets ranging from 7 to 10 years. Maintenance and repairs are expensed currently. The cost of normal maintenance and repairs is charged to operations as incurred. Major overhaul that extends the useful life of existing assets is capitalized. When equipment is retired or disposed, the costs and related accumulated depreciation are eliminated and the resulting profit or loss is recognized in income. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

Recovery of Long-lived assets
-----------------------------

The Company adopted FASB ASC Topic 360: Property Plant and Equipment, sub topic 360-10-35-15: Impairment or Disposal of Long Lived Assets (SFAS 142 and 144). ASC 360-10-35-15 requires recognition of impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. No impairment has been applied to the company's long lived assets.

Recognition of Revenue
----------------------

The Company's revenue recognition policies are in compliance with ASC 605-13 (Staff accounting bulletin (SAB) 104). Sales revenue is recognized at the date of completion of services to customers when a formal arrangement exists, the price is fixed or determinable, the delivery of services is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Revenue from wholesale customers is recognized at the time title passes and risk of loss is transferred to the customer, i.e. FOB "freight on board". Discounts are based on trade terms. E-commerce revenue is recognized upon receipt of payment and shipment to the customer. The Company does not grant price adjustments after a sale is complete. The Company warrants its products sold on the internet with a right of exchange. Returns of unused merchandise are pre-authorized. Sales are presented net of discounts and allowances. The Company accounts for sales taxes by excluding such taxes from revenue and cost of revenue. Components of Revenue:

                                           2011        2010
                                           ----        ----

                  Service                 57.06%      59.47%
                  Personal Care           24.47%      25.51%
                  Other                   18.47%      15.02%

Shipping and Handling Costs
---------------------------

Shipping and handling charges billed to customers are included in general revenue. Costs associated with shipping goods to customers that are not billed are reflected as Selling Costs.

Cost of Goods Sold
------------------

Cost of Goods Sold includes the expenses incurred to acquire and produce inventory for sale, including product costs, freight in and import costs, as well as changes in reserves for inventory shrinkage and obsolescence. The cost of depreciation is excluded, and is included in general and administrative expense.

Concentration of Credit Risk
----------------------------

Credit risk arises from the potential that a counterpart will fail to perform its obligations. The Company is exposed to credit risk related to its accounts receivable and manufacturing risk related to source of raw materials. It is management's opinion that the Company is not exposed to significant credit risk associated with its accounts receivable, nor manufacturing risk related to its suppliers.

Revenues and Accounts Receivable: For the year ended August 31, 2011, the Company had one customer whose sales amounted to approximately 85% of total revenue. Of total accounts receivable at August 31, 2011, approximately 89% was due from this customer.

Product Purchases and Accounts Payable: The Company purchases approximately 8% of its products from two companies that are related parties (See Note 3).

Earnings (loss) per share
-------------------------

The Company computes net earnings (loss) per common share in accordance with FASB ASC 260 (SFAS No. 128 "Earnings per Share" and SAB No. 98). Under the provisions of ASC 260, the basic net earnings (loss) per common share is computed by dividing the net earnings (loss) available to common stock outstanding during the period. Net earnings (loss) per share on a diluted basis is computed by dividing the net earnings (loss) for the period by the weighted average number of common and dilutive common stock equivalent shares outstanding during the period.

The Company has no potentially dilutive securities outstanding as of August 31, 2011.

Provision for Income Taxes
--------------------------

The company utilizes FASB ASC 740, "Income Taxes" which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established if it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company generated a deferred tax credit through net operating loss carry forwards. As of August 31, 2011 the Company had federal and state net operating loss carryforwards of approximately $133,000, ($196,000 in 2010) that can be used to offset future taxable income. The carryforwards will begin to expire in 2014 unless utilized in earlier years.

Interest and penalties on tax deficiencies recognized in accordance with ACS accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

The income tax effect of temporary differences between financial and tax reporting gives rise to the deferred tax asset at August 31, 2011 and 2010 as follows:

                                                 August 31,     August 1,
                                                   2011           2010
                                              -----------------------------
Deferred tax asset, beginning                    $   47,000     $   15,000
Provision of current year's operating loss           22,000         32,000
                                              -----------------------------
Deferred tax asset, ending                       $   69,000     $   47,000
                                              =============================

Valuation allowance, beginning                   $  (47,000)    $  (15,000)
Current year's loss provision
                                                 $  (22,000)    $   32,000
                                              -----------------------------

Valuation allowance, ending                      $ (69,000)     $ (47,000)
                                              =============================
Deferred tax asset, net                          $       -      $       -
                                              =============================

Tax at statutory rate - Federal                         34%            34%
State tax  expense net of Federal tax                    6%             6%
Changes in valuation allowance                          40%            40%
                                              -----------------------------
Tax expense                                       $      -      $       -
                                              =============================

Recent Accounting Pronouncements
--------------------------------

On December 1, 2010 the Company adopted guidance issued by the FASB ASU 2010-15 on the consolidation of variable entities. The new guidance requires revised valuations of whether entities represent variable interest entities, ongoing assessments of control over such entities and additional disclosures for variable interests. Adoption of the new guidance did not have a material impact on our financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, the Company's management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 2 - PROPERTY AND EQUIPMENT

                                                August 31,                         August 31,
                                                  2011                               2010
                                  Accumulated   Net Book             Accumulated   Net Book
                          Cost    Depreciation    Value      Cost   Depreciation    Value
                        ----------------------------------------------------------------------

Laboratory   equipment,
computers  & software   $  48,001  $ 29,300     $ 18,701  $ 48,001    $ 22,567     $ 25,434
Office furniture           10,292     3,732        6,560    10,292       2,081        8,211
Automobiles                28,800     9,628       19,172    28,800       4,408       24,392
                        ----------------------------------------------------------------------
                         $ 115,990  $ 39,374     $ 44,433  $ 69,864                 $ 58,037
                        ======================================================================

Depreciation:   August 31, 2011 -  $13,604;  (August 31, 2010 $6,628).

NOTE 3 - PAYABLES TO RELATED PARTY

The following payables to companies that are related by common ownership are payable on demand, have no terms of repayment or maturity date and accrue interest at 5% per annum:

                                                      August 31,
                                               ----------------------
                                                   2011       2010
                                               ----------- ----------

      Solde Naprodis Inc.                      $   4,418   $  12,976
      Phybiosis Inc.                              90,901      65,879
                                               ----------- ----------
                                               $  95,319   $  78,855

NOTE 4 - OFFICER LOANS

Loans from the following officers of the Company are payable on demand, have no terms of repayment or maturity date and accrue interest at 5% per annum:

                                                       August 31,
                                               ----------------------
                                                   2011       2010
                                               ----------- ----------
      Paul Petit                               $  85,757    $ 62,459
      Alain Petit                                    351         206
      Kelley Thompson                             22,587       1,208
                                               ----------- ----------
                                               $ 108,732    $ 63,873
                                               =========== ==========

NOTE 5 - OPERATING LEASES

The Company leased office and warehouse space under a lease that expired January 31, 2010. On February 1, 2011 the Company moved to new premises under a five year lease. The future minimum payments for lease and common area costs are as follows, for the fiscal years ending August 31,

                  2011                  $ 46,613
                  2012                    79,908
                  2013                    79,908
                  2014                    79,908
                  2015                    33,295
                                        --------
                                        $399,540

NOTE 6 - RESTATEMENT

Subscriptions Received was reclassified to Stockholders' Equity on the balance sheet of August 31, 2010. The newly appointed stock transfer agent detected an error in the Company's stock register. There was no effect on Net Profit/Loss. The reclassification was reflected also on the Statement of Equity and Statement of Cash Flows.

                             As Originally                     Effect On
                               Reported     As Restated  Net (Loss)   Net Equity
                               --------     -----------  ---------    ----------
Common Stock                    4,150          4,990          0            840
Additional Paid-in Capital    111,100        131,260          0         20,160
Subscriptions Received         21,000              0          0        (21,000)
                                                              --        ------

Total Effect on Net Income (Loss)                             0
Total Effect on Liabilities                                            (21,000)
Total Effect on Net Equity                                              21,000

NOTE 7 - LOSS CONTINGENCIES, LEGAL PROCEEDINGS

There were no loss contingencies or legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 8 - SEGMENTED INFORMATION

Although the Company sells more than 400 products, only the Company's skin care product line accounted for more than 10% of the Company's revenue for the year ended August 31, 2011. The following presents certain information concerning the Company's skin care product segment:

Year ended August 31, 2011
--------------------------
                                                  All
                                                 Other
                                   Skin Care    Segments        Total
                                   ----------   ----------   ------------
Revenue                             $976,707     $97,124    $1,073,831
Interest Revenue                           -           -             -
Interest Expense                           -       8,014         8,014
Depreciation and Amortization              -      13,604        13,604
Segment profit (loss)                 12,955     (74,647)      (61,692)
Segment assets (1)                     2,580     123,830       126,410
Expenditures for Segment assets (1)  144,425      19,297       163,722

Year ended August 31, 2010
--------------------------
                                                   All
                                                 Other
                                   Skin Care    Segments        Total
                                   ----------   ----------   ------------

Revenue                             $813,006     $91,682     $904,687
Interest Revenue                           -           -            -
Interest Expense                           -       1,274        1,274
Depreciation and Amortization              -       6,628        6,628
Segment profit (loss)                 28,243    (119,043)     (90,800)
Segment assets (1)                     8,307     100,321      108,628
Expenditures for segment assets      131,438      13,722      145,160

(1) Inventory is the only asset that can be segmented since the remaining assets of the Company are used for all of the Company's activities.

All other segments are:

     o    Body Care

     o    Hair Care

     o    Dietary Supplements

     o    Raw Materials which include:

           * Essential Oils
           * Hydrolates
           * Clays
           * Celtic Sea Salt
           * Fatty Vegetal Oils
           * Sea Algae

NOTE 9 - CAPITAL  STOCK

On July 30, 2010, 840,000 shares of common stock were issued for subscriptions received of $21,000 at $0.025 per share.

The Company's authorized capital stock consists of 60,000,000 shares of Common Stock at par value $0.001 per share. As of August 31, 2011 the Company had 4,990,000 shares of Common Stock issued and outstanding, (4,990,000 as of August 31, 2010).

NOTE 10 - SUBSEQUENT EVENTS


Events subsequent to August 31, 2011 have been evaluated through January 9, 2012, the date these statements were available to determine whether they should be disclosed. Management found no subsequent events to be disclosed.

                                 NAPRODIS, INC.
                          INTERIM FINANCIAL STATEMENTS
                                NOVEMBER 30, 2011
                                   (Unaudited)

                                 NAPRODIS, INC.
                                  BALANCE SHEET
             as of November 30, 2011 (unaudited) and August 31, 2011
--------------------------------------------------------------------------------

                                                 November 30,       August 31,
   ASSETS                                            2011             2011
                                                ---------------  ---------------
                                                 (Unaudited)
    Current Assets

        Cash and cash equivalents               $       1,493    $    15,726
        Accounts Receivable                            55,213         49,407
        Inventory                                     123,788        126,410
        Prepaid Expenses                                6,500              -
                                                ---------------  ---------------
                                                      186,994          191,543
    Property and equipment,
      net of accumulated depreciation                  41,032           44,433
    Other Assets
        Deposits                                       10,159           10,159
                                                ---------------  ---------------

      TOTAL ASSETS                              $     238,185    $     246,135
                                                ===============  ===============

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current Liabilities
        Bank Overdraft                                  8,044                -
        Accounts Payable and accrued expenses          66,351           63,346
        Accrued payroll and payroll taxes                   9           13,918
        Accrued Interest                               23,821           21,217
        Customer Deposits                                   -            2,104
        Payables to related party                      95,319           95,319
        Officer Loans                                 112,986          108,732
                                                ---------------  ---------------
                                                      306,530          304,636
                                                ---------------  ---------------
    Stockholders' Equity (Deficit)
      Preferred stock, $0.001 par value,
        10,000,000 shares authorized, 0 shares
        issued                                              -                -
      Common Stock, $0.001 par value,
        authorized 60,000,000 shares;
        issued and outstanding

        4,990,000 as at November 30, 2011
        and August 31, 2011                             4,990            4,990

      Additional paid-in capital                      131,260          131,260

      Accumulated Deficit                            (204,595)        (194,751)
                                                ---------------  ---------------

                                                      (68,345)         (58,501)
                                                ---------------  ---------------
      TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY (DEFICIT)          $     238,185    $     246,135
                                                ===============  ===============

                                NAPRODIS, INC.
                               INCOME STATEMENT
                    For the three months ended November 30,
-------------------------------------------------------------------------------
                                  (Unaudited)


                                                      2011            2010
                                                 ---------------  -------------

    Revenues                                     $      190,669   $    239,675
                                                 ---------------  -------------

    Cost of Sales, (exclusive of depreciation,
     included in general & administrative
     expenses)                                            6,605         30,027
                                                 ---------------  -------------
    Selling Expenses                                      4,220          7,842
                                                 ---------------  -------------

    General and Administrative Expenses
      Occupancy Costs                                    32,372         31,997
      Salaries and wages                                 73,033        104,835
      Freight                                            18,725         26,442
      Legal and professional fees                             -          3,340
      Other general and administrative Expenses          62,954         55,124
                                                 ---------------  -------------

    Total general and administrative expenses           187,084        221,738
                                                 ---------------  -------------
    Net Income before other income
      and expenses                                       (7,240)       (19,932)

      Interest expense                                   (2,604)          (241)
                                                 ---------------  -------------

    Net Income                                           (9,844)       (20,173)
                                                 ===============  =============

    Basic and Dilutive earnings per share                 (0.00)         (0.00)
                                                 ===============  =============

    Weighted average number
     of shares outstanding                            4,150,000      4,150,000
                                                 ===============  =============

                                    NAPRODIS, INC.
                             STATEMENT OF CASH FLOWS
                     For the three months ended November 30,
--------------------------------------------------------------------------------


                                                      2011            2010
                                                 ---------------  --------------

    Cash Flows from Operating Activities
      Net Income                                         (9,844)       (20,173)
      Adjustments to reconcile net loss to net
       cash used by operations:
          Depreciation                                    3,401            552
      Changes in operating assets and liabilities:
          Accounts Receivable                            (5,806)        10,903
          Inventory                                       2,622         (2,205)
          Prepaid expenses                               (6,500)
          Accounts Payable and accrued expenses           3,005          1,024
          Accrued payroll and payroll taxes             (13,909)
          Bank Overdraft                                  8,044
          Accrued Interest                                2,604
          Customer Deposits                              (2,104)
                                                 ---------------  --------------

          Net Cash (used by) provided by
            operating activities                        (18,487)        (9,899)
                                                 ---------------  --------------
    Cash Flows from Investing Activities                      -              -
                                                 ---------------  --------------

    Cash Flows from Financing Activities
      Proceeds of payable to related party                    -         (1,607)
      Proceeds of loans from officers                     4,254         15,950
                                                 ---------------  --------------


          Net Cash provided by financing
           activities                                     4,254         14,343
                                                 ---------------  --------------

    Net increase (decrease)  in cash                    (14,233)         4,444

    Cash and cash equivalents, beginning of
     period                                              15,726          8,903
                                                 ---------------  --------------

    Cash and cash equivalents, end of period     $        1,493   $     13,347
                                                 ===============  =============

    Supplemental disclosure of cash flow
     information

        Income taxes paid                        $            -  $           -
                                                 ==============  ==============
        Interest paid                            $            -  $           -
                                                 ==============  ==============
        Income taxes paid
        Interest paid

                                 NAPRODIS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           For the three months ended
                                NOVEMBER 30, 2011

NOTE 1- BASIS OF PRESENTATION AND NATURE OF BUSINESS

Basis of Presentation

These unaudited interim financial statements as of and for the three months ended November 30, 2011 reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company's financial position and the results of its operations for the periods presented, in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These unaudited interim financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's fiscal year end August 31, 2011 report on Form 10-K. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three month period ended November 30, 2011 are not necessarily indicative of results for the entire year ending August 31, 2012.

Nature of Business

Naprodis, Inc. (the "Company") was incorporated in the state of Nevada on June 4, 1999. The Company is a pharmaceutical manufacturer, supplying natural raw materials and natural health care products to the health supplement and beauty product industry. The Company also markets its own line of beauty products from its offices and laboratory in Poway, California.

Summary of Significant Accounting Policies

RECOVERY OF LONG-LIVED ASSETS

The Company adopted FASB ASC Topic 360: Property Plant and Equipment, sub topic 360-10-35-15: Impairment or Disposal of Long Lived Assets (SFAS 142 and 144). ASC 360-10-35-15 requires recognition of impairment losses on long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. No impairment has been applied to the company's long lived assets.

RECOGNITION OF REVENUE

The Company's revenue recognition policies are in compliance with ASC 605-13 (Staff accounting bulletin (SAB) 104). Sales revenue is recognized at the date of completion of services to customers when a formal arrangement exists, the price is fixed or determinable, the delivery of services is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Revenue from wholesale customers is recognized at the time title passes and risk of loss is transferred to the customer, i.e. FOB "freight on board". Discounts are based on trade terms. E-commerce revenue is recognized upon receipt of payment and shipment to the customer. The Company does not grant price adjustments after a sale is complete. The Company warrants its products sold on the internet with a right of exchange. Returns of unused merchandise are pre-authorized. Sales are presented net of discounts and allowances. The Company accounts for sales taxes by excluding such taxes from revenue and cost of revenue

SHIPPING AND HANDLING COSTS

Shipping and handling charges billed to customers are included in general revenue. Costs associated with shipping goods to customers that are not billed are reflected as Selling Costs.

COST OF GOODS SOLD

Cost of Goods Sold includes the expenses incurred to acquire and produce inventory for sale, including product costs, freight in and import costs, as well as changes in reserves for inventory shrinkage and obsolescence.

INVENTORIES

Inventory is recorded as lower of cost (first in, first out) or market. When required, a provision is made to reduce excess and obsolete inventory to estimated net value. Inventory at November 30, 2011 and August 31, 2011 consisted of raw materials, work in process, and finished goods as follows:

                                                   November 30,     August 31,
                                                      2011             2011
                                                  -------------    -------------
                        Raw materials               $ 123,629       $  123,143
                        Work in process                   159              186
                        Finished goods                      0            3,081
                                                    ---------       ----------
                        Total inventory             $ 123,788       $  126,410
                                                    =========       ==========
DEPOSITS

Deposits represent amounts paid under the Company's office and laboratory space lease.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates. Significant estimates made by management are, among others, realizability of long-lived assets and deferred taxes.

The financial statements presented include all adjustments which are, in the opinion of management, necessary to present fairly the financial position, results of operations and cash flows for the period presented in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

CONCENTRATION OF CREDIT RISK

Credit risk arises from the potential that a counterpart will fail to perform its obligations. The Company is exposed to credit risk related to its accounts receivable and manufacturing risk related to source of raw materials.

Cash and cash equivalents: The Company maintains its cash deposits in one bank account, which at times may exceed federally insured limits.

Revenues and Accounts Receivable: At the beginning of the fiscal year the Company had one customer whose sales amounted to approximately 85% of total revenue. Of total accounts receivable, approximately 89% was due from this customer. On October 17, 2011, this customer terminated its relationship with the Company and disputed the balance of the amount owing. The balance of the account, $32,101, was considered uncollectable and written off. See Note 9. The balance of the accounts receivable was considered collectable based on an analysis of individual accounts. It is management's opinion that the Company is not exposed to significant credit risk associated with the balance of its accounts receivable.

Product Purchases and Accounts Payable: The Company purchases approximately 42% of its products from two companies that are related parties (See Note 5). It is management's opinion that the Company is not exposed to significant credit risk associated with manufacturing risk related to its suppliers.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts on accounts receivable is changed to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and the current status of accounts receivable. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. During the three months ended November

30, 2011,  receivables were written down by $32,101  following a bad debt, (Note
9). There is no allowance for doubtful accounts recorded as of November 30, 2011 as the balance of the Company's receivables was considered collectible based on analysis of individual accounts.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method with useful lives used in computing depreciation ranging from 5 to 7 years. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized.

BASIC AND DILUTED INCOME (LOSS) PER SHARE

Net loss per share is calculated in accordance with FASB ASC 260, Earnings Per Share for the periods presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby we used to purchase common stock at the average market price during the period.

The Company has no potentially dilutive securities outstanding as of November 30, 2011.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), "Fair Value Measurements and Disclosures" for financial assets and liabilities. FASB ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

     - Level 1: Quoted prices in active markets for identical assets or liabilities.

     - Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

     - Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company's financial liabilities as at November 30, 2011 were measured against the three levels of inputs required by the standard to measure fair value:

                          Level 1      Level 2       Level 3
                         ---------    ---------     --------
                           Quoted     Observable   Unobservable
                           Prices       Inputs        Inputs         Total
                        ------------  -----------  -------------  ------------

Note Payable to
Related Party                         $   95,319                  $   95,319
                        ------------  -----------  -------------  ------------
                        $         -   $   95,319   $         -    $   95,319
                        ============  ===========  =============  ============

PROVISION FOR INCOME TAXES

The Company utilizes FASB ASC 740, "Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company generated a deferred tax credit through net operating loss carryforwards. As of November 30, 2011 the company had federal and state net operating loss carryforwards of approximately $ 204,000 that can be used to offset future federal income tax. The federal and state net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

NOTE 2 - PROPERTY AND EQUIPMENT

A summary as of November 30, 2011 and August 31, 2011 is as follows:

                                                 November 30      August 31,
                                                    2011             2011
                                                -------------     ------------
                        Machinery and Equipment    $ 48,001        $ 48,001
                        Automobile                   28,800          28,800
                        Furniture and Fixtures       10,292          10,292
                                                -------------     ------------
                                                     87,093          87,093
                        Less accumulated
                         depreciation               (46,061)        (42,660)
                                                -------------     ------------
                        Property and equipment,
                         net                       $ 41,032        $ 44,433
                                                =============     ============

NOTE 3 - OPERATING LEASES

The Company leased office and warehouse space under a lease that expired January 31, 2010. On February 1, 2011 the Company moved to new premises under a five year lease. The future minimum payments for lease and common area costs are as follows, for the fiscal years ending August 31,

                  2012                   79,908
                  2013                   79,908
                  2014                   79,908
                  2015                   33,295
                                      ---------
                                      $ 273,019

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

On December 1, 2010 the Company adopted guidance issued by the FASB ASU 2010-15 on the consolidation of variable entities. The new guidance requires revised valuations of whether entities represent variable interest entities, ongoing assessments of control over such entities and additional disclosures for variable interests. Adoption of the new guidance did not have a material impact on our financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, the Company's management has not determined whether implementation of such standards would be material to its financial statements.

NOTE 5 - PAYABLES TO RELATED PARTIES

The following payables to companies that are related by common ownership are payable on demand, have no terms of repayment or maturity date and accrue interest at 5% per annum:

                          November 30,        August 31,
                              2011              2011
                        ---------------      -----------
   Solde Naprodis Inc.    $     4,418        $   4,418
   Phybiosis Inc.              90,901           90,901
                          -----------        ---------
                          $    95,319        $  95,319
                          ===========        =========

NOTE 6 - OFFICER LOANS

Loans from the following officers of the Company have no terms of repayment or maturity, are payable on demand and bear interest at 5% per annum.

                    November 30,       August 31,
                        2011              2011
                   --------------      -----------
Paul Petit            $ 86,011         $ 85,757

Alain Petit                351              351
Kelley Thompson         22,587           22,587
Jean-Phillipe Petit      4,037               37
                      --------         --------
                      $112,986         $108,732
                      ========         ========

NOTE 7 - LOSS CONTINGENCIES, LEGAL PROCEEDINGS

There were no loss contingencies or legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 8 - SEGMENTED INFORMATION

Although the Company sells more than 400 products, only the Company's skin care product line accounted for more than 10% of the Company's revenue for the three months ended November 30, 2011. The following presents certain information concerning the Company's skin care product segment:

Three months ended November 30, 2011
------------------------------------

                                              All Other
                                 Skin Care     Segments    Total
                                 ---------    ---------    -----

Revenue                           171,602       19,067    190,669
Interest Revenue                        0            0          0
Interest Expense                        0        2,577      2,577
Depreciation and Amortization           0        3,402      3,402
Segment profit (loss)                                      22,284
Segment assets (1)                      0      123,788    123,788
Expenditures for

  segment assets (1)                5,826          779      6,605

Three months ended November 30, 2010
------------------------------------

                                               All Other
                                 Skin Care     Segments    Total
                                 ---------    ---------    -----

Revenue                           215,396        24,279   239,675
Interest Revenue                       0              0         0
Interest Expense                       0            241       241
Depreciation and Amortization          0            552       552
Segment profit (loss)                                     (20,173)
Segment assets (1)                 8,045         97,122   105,167
Expenditures for
 segment assets                   27,189          2,838    30,027

(1) Inventory is the only asset that can be segmented since the remaining assets of the Company are used for all of the Company's activities.

All other segments are:

* Body Care
* Hair Care
* Dietary Supplements
* Raw Materials which include:
        * Essential Oils
        * Hydrolates
        * Clays
        * Celtic Sea Salt
        * Fatty Vegetal Oils
        * Sea Algae

NOTE 9 - BAD DEBTS

On October 17, 2011 the Company's major customer terminated its relationship with the Company and disputed the balance of the amount owing. Management considered the receivable uncollectable. The balance was written off accordingly and a bad debt of $32,101 was recorded.

NOTE 10 - SUBSEQUENT EVENTS

Events subsequent to November 30, 2011 have been evaluated through March 16, 2012, the date these statements were issued, to determine whether they should be disclosed. Management found no subsequent events to be disclosed.

                                     PART II
                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

     The  following  table  sets forth the costs and  expenses  payable by us in
connection  with  the  issuance  and   distribution  of  the  securities   being
registered. No expenses will be charged to the selling shareholders.

         SEC Filing Fee                                        $     41
         Blue Sky Fees and Expenses                               1,000
         Printing and Engraving Expenses                            500
         Legal Fees and Expenses                                 40,000
         Accounting Fees and Expenses                            70,000
         Miscellaneous                                            8,549
                                                               --------
                  TOTAL                                        $120,000
                                                               ========

     All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

     Section 78.751 of the Nevada Revised Statutes and Article VIII of our bylaws provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 15. Recent Sales of Unregistered Securities.

     During the two months ended July 31, 2010 we sold 840,000 shares of our common stock to a group of private investors for $21,000. We relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the sale of these shares. The persons who acquired these shares were sophisticated investors. The persons who acquired these shares acquired the shares for their own accounts. The certificates representing the shares of common stock bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission. We did not pay any commissions in connection with the sale of these shares

     With the exception of the foregoing, we have not sold any unregistered securities since December 2003.

Item 16. Exhibits

     The following Exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name
------   ------------

3.1      Articles of Incorporation, as amended                   *

3.2      Bylaws                                                  *

5        Opinion of Counsel

23.1     Consent of Attorneys

23.1     Consent of Accountants

*        Filed with original registration statement

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The  undersigned  registrant  undertakes  that  in a  primary  offering  of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser bye means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poway, State of California on the 22 day of March, 2012.



                                    NAPRODIS, INC.


                                    By: /s/ Paul Petit
                                        ---------------------------------------
                                        Paul Petit, Principal Executive Officer


     In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date
---------                            -----                    ----


/s/ Paul Petit                    Principal Executive,      March 22, 2012
------------------------          Financial and Accounting
Paul Petit                        Officer and a Director



/s/ Alain S. Petit                Director                  March 22, 2012
------------------------
Alain S. Petit

                                 NAPRODIS, INC.

                                    FORM S-1


                                    EXHIBITS